Exhibit 5.1

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

        (1918-1996)

JON R. COLLINS

        (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

CAM FERENBACH

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

1100 BANK OF AMERICA PLAZA 50 WEST LIBERTY STREET RENO, NEVADA 89501 (775) 788-8666 –––– FAX (775) 788-8682 lsc@lionelsawyer.com www.lionelsawyer.com

MICHAEL D. KNOX

MEREDITH L. MARKWELL

RICHARD T. CUNNINGHAM

MATTHEW R. POLICASTRO

JENNIFER J. DiMARZIO

PEARL L.GALLAGHER

JENNIFER L. BRASTER

LUCAS J. TUCKER

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

ROBERT W. HERNQUIST

COURTNEY MILLER O’MARA

BRIAN H. SCHUSTERMAN

MOHAMED A. IQBAL, JR.

KELLY R. KICHLINE

MARK J. GARDBERG

JAMES B. GIBSON

JING ZHAO

JOHN D. TENNERT

MARLA J. DaVEE

STEVEN C. ANDERSON

RYAN A. ANDERSEN*

KATHERINE L. HOFFMAN

November 4, 2011	OF COUNSEL A. WILLIAM MAUPIN RICHARD J. MORGAN* ELLEN WHITTEMORE CHRISTOPHER MATHEWS

*ADMITTED IN CA ONLY

Las Vegas Sands Corp.

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Re:	The Prospectus Supplement (as defined herein) and the Warrant Stock (as defined herein)

Ladies and Gentlemen:

We have acted as special Nevada counsel to Las Vegas Sands Corp., a Nevada corporation (the “Company”), in connection with the filing by the Company of a prospectus supplement on the date hereof (the “Prospectus Supplement”), supplementing the Registration Statement filed by the Company on Form S-3 on the date hereof (collectively with the prospectus that was part thereof, and the Prospectus Supplement, the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Prospectus Supplement relates to the issuance of up to 88,500,000 shares of the Company’s common stock, par value $0.001 per share, upon the exercise of the Company’s outstanding warrants (the “Warrants”) that were sold pursuant to (i) the Note Conversion and Securities Purchase Agreement dated as of November 10, 2008, as amended by an Amendment to Note Conversion and Securities Purchase Agreement effective as of November 10, 2008, by and among the Purchasers named on Schedule A thereto and the Company (together, the “Purchase Agreement”) and (ii) the Underwriting Agreement, dated November 10, 2008, between the Company and Goldman, Sachs & Co. (the “Underwriting Agreement”). The shares of the Company’s common stock, par value $0.001 per share, to be issued upon the exercise of the Warrants shall be referred to herein as the “Warrant Stock.”

For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

1.	the Registration Statement;

BHS/5049

lsc s-3 opinion - warrant v5

LAS VEGAS OFFICE: 1700 BANK OF AMERICA PLAZA, 300 SOUTH FOURTH STREET • LAS VEGAS, NEVADA 89101 • (702) 383-8888 •

FAX (702) 383-8845

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 851-2115 • FAX (775) 841-2119

WASHINGTON, DC OFFICE: 101 CONSTITUTION AVENUE NW, SUITE 800 • WASHINGTON, DC 20001 • (202) 742-4264 • FAX (202) 742-4265

LIONEL SAWYER & COLLINS

        ATTORNEYS AT LAW

Las Vegas Sands Corp.

November 4, 2011

2.	the Purchase Agreement;

3.	the Underwriting Agreement;

4.	the Warrant Agreement, dated November 14, 2008, between the Company and U.S. Bank National Association;

5.	the Articles of Incorporation and Bylaws of the Company, each as amended to date; and

6.	such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors as we have deemed necessary as a basis for the opinions expressed below.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance of the Warrant Stock, all as referenced in the Prospectus Supplement. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) the Warrant Stock will be issued and paid for in accordance with the terms of the Warrants; (ii) no shares of Warrant Stock will be issued in violation or breach of, nor will such issuance result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory authority, body or agency; (iii) each natural person signing a document has or will have sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; and (v) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws or regulations, including any federal securities laws or regulations, or any state securities or “blue sky” laws or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

When and to the extent those certain stock certificates of the Company representing the shares of Warrant Stock have been manually signed by an authorized officer of the Company or authorized transfer

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

Las Vegas Sands Corp.

November 4, 2011

agent and registrar for the Warrant Stock, and have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the persons exercising the Warrants, such shares of Warrant Stock will be duly authorized, validly issued, fully paid and non-assessable. In giving the foregoing opinion, we have assumed that at the time of issuance of any Warrant Stock, the Company will have sufficient shares of its authorized, but unissued, common stock available.

This opinion is issued in the State of Nevada. By issuing this opinion, Lionel Sawyer & Collins (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to (i) the filing of this opinion as an exhibit to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement, filed to effect the registration of the Warrant Stock under the Act, and (ii) the reference to our firm contained under the heading “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Warrant Stock.

Very truly yours,

/S/ LIONEL SAWYER & COLLINS

LIONEL SAWYER & COLLINS